UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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AMERICAN CARESOURCE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN CARESOURCE HOLDINGS, INC.
5429 LYNDON B. JOHNSON FREEWAY, SUITE 850
DALLAS, TEXAS  75240

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 9, 2010

The Annual Meeting of Stockholders (the “Annual Meeting”) of American CareSource Holdings, Inc. (“American CareSource Holdings” or the “Company”) will be held at the Company’s executive offices at 5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas, on Wednesday, June 9, 2010, at 9:00 a.m., Central Time for the following purposes:

1.	to elect eight members to the Board of Directors to serve for a term of one year and until their successors are duly elected and qualified;

2.	to ratify the selection of McGladrey & Pullen, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010;

3.	to transact such other business as may properly come before the Annual Meeting and at any meeting following postponement or adjournment thereof.

Holders of record of our common stock at the close of business on April 30, 2010 are entitled to notice of, and to vote at, the Annual Meeting and at any meeting following postponement or adjournment thereof.

In addition to the proxy statement and proxy card, a copy of our 2009 Annual Report, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, is enclosed.

It is important that your shares be represented and voted at the Annual Meeting.  You can vote your shares by completing, signing and dating the enclosed proxy card and returning it to the Company.  You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the enclosed proxy statement.

By Order of the Board of Directors,

Matthew D. Thompson
Vice President – Finance, Interim Chief Financial Officer and Secretary

Dallas, Texas
April 30, 2010

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ENCLOSED
PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE.

TABLE OF CONTENTS

PROXIES AND VOTING PROCEDURES	2

PROPOSAL 1 -- ELECTION OF DIRECTORS	4

GOVERNANCE OF THE COMPANY	8

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	8

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS	8

GOVERNANCE AND NOMINATIONS COMMITTEE OF THE BOARD OF DIRECTORS	9

REPORT OF THE AUDIT COMMITTEE	10

COMMUNICATIONS WITH THE BOARD OF DIRECTORS	11

DIRECTOR COMPENSATION	12

EXECUTIVES AND EXECUTIVE COMPENSATION	13

SUMMARY COMPENSATION TABLE	14

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	15

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	20

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21

PROPOSAL 2 -- RATIFICATION OF INDEPENDENT AUDITORS	23

ANNUAL REPORT TO STOCKHOLDERS	24

HOUSEHOLDING OF ANNUAL MEETING MATERIALS	24

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING	24

OTHER MATTERS	25

AMERICAN CARESOURCE HOLDINGS, INC.
5429 LYNDON B. JOHNSON FREEWAY, SUITE 850
DALLAS, TEXAS  75240

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS

We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) of American CareSource Holdings, Inc. (“American CareSource Holdings” or the “Company”), to be held on June 9, 2010, and at any meeting following postponement or adjournment of the Annual Meeting.

You are cordially invited to attend the Annual Meeting, which will begin at 9:00 a.m., Central Time.  The Annual Meeting will be held at the Company’s executive offices at 5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas.

We are first mailing this proxy statement and proxy card (including voting instructions) on or about April 30, 2010 to persons who were stockholders of record at the close of business on April 30, 2010, the record date for the Annual Meeting.

Our fiscal year begins on January 1 and ends on December 31. References in this proxy statement to fiscal year 2010 refer to the 12-month period from January 1, 2010 through December 31, 2010.  References in this proxy statement to fiscal year 2009 refer to the 12-month period from January 1, 2009 through December 31, 2009.  References in this proxy statement to fiscal year 2008 refer to the 12-month period from January 1, 2008 through December 31, 2008.

PROXIES AND VOTING PROCEDURES

What Is the Purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote on the following:

•	the election of our Board of Directors;

•	the ratification of the selection of McGladrey & Pullen, LLP as our independent auditors for our fiscal year ending December 31, 2010;

•	such other business as may properly come before the Annual Meeting and any meeting following the adjournment or postponement thereof.

Who Can Vote?

You are entitled to notice of, and to vote at, the Annual Meeting all shares of common stock of American CareSource Holdings that you held as of the close of business on the record date, April 30, 2010.  Each share of common stock is entitled to one vote with respect to each matter properly brought before the Annual Meeting.

As of the record date, April 30, 2010, there were 16,375,604 shares of common stock of American CareSource Holdings issued and outstanding.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

Who Is the Record Holder?

You may own common stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder.

If your shares are registered directly in your name, we are sending these proxy materials directly to you.  If the record holder of your shares is a nominee, you will receive proxy materials from such nominee.

How Do I Vote?

Record Holders:

•	By Mail. If you choose to vote by mail, mark your proxy card, date and sign it, and return it as soon as possible in the postage-paid envelope provided.

•	By attending the Annual Meeting. If you attend the Annual Meeting, you can vote your shares in person.

Stock Held by Brokers, Banks and Nominees:

•	If your common stock is held by a broker, bank or other nominee, such nominee will provide you with instructions that you must follow in order to have your shares voted.

•	If you plan to attend the Annual Meeting and vote in person, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of common stock on April 30, 2010.

How Many Shares Must be Represented In Order to Transact Business at the Annual Meeting?

A quorum is the number of shares that must be represented, in person or by proxy, in order to transact business at the Annual Meeting.  We will have a quorum and be able to conduct business at the Annual Meeting if a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.  Abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present for purposes of determining whether a quorum is present.

What is a Broker Non-Vote?

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

How Many Votes Are Required to Approve a Proposal?

If a quorum is present, the affirmative vote of a plurality of votes cast is required to elect directors.  Thus, a nominee for director may be elected even if the nominee receives less than a majority of the shares represented at the meeting.  Proxies cannot be voted for a greater number of nominees than are named in this proxy statement.  If a quorum is present, the affirmative vote of a majority of the votes cast is required to ratify the selection of our independent auditors.

How Will The Shares Represented By My Executed Proxy Card Be Voted?

All shares entitled to vote and represented by properly completed proxy cards that are not revoked will be voted in accordance with the instructions provided on the proxy cards.  If you sign and return your proxy card, but do not specify how you wish your shares to be voted, your shares represented by that proxy card will be voted “FOR” the nominees for director and “FOR” the ratification of the appointment of McGladrey & Pullen, LLP as our independent auditors for our fiscal year ending December 31, 2010.

How Are Abstentions and Broker Non-Votes Counted?

Shares not voted as a result of a marked abstention or a broker non-vote will not be counted as votes for or against a particular matter.  Accordingly, marked abstentions and broker non-votes will have no effect on the outcome of the votes to elect directors and marked abstentions will have no effect on the outcome of the votes to ratify the appointment of McGladrey & Pullen, LLP as our independent auditors.  However, shares subject to marked abstentions and broker non-votes will be considered as represented and as part of the quorum at the Annual Meeting.

How Can I Revoke My Proxy or Change My Vote?

You can revoke your proxy prior to the close of voting at the Annual Meeting by either:

•	Sending written notice of revocation to our Secretary at our executive offices;

•	Sending a signed proxy card bearing a later date to our Secretary; or

•	If you attend the Annual Meeting in person, you may revoke your proxy by either giving notice of revocation to the Inspectors of Election at the Annual Meeting or by voting in person.

Who Will Pay the Expenses of Proxy Distribution?

We will pay the expenses for the preparation of the proxy materials and the solicitation of proxies.  Our directors, officers or employees may solicit proxies on our behalf in person or by telephone, e-mail, facsimile or other electronic means.  These directors, officers and employees will not receive additional compensation for such services.  In accordance with the regulations of the United States Securities and Exchange Commission (the “SEC”), we may reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight directors.  At our Annual Meeting, eight directors are to be elected.

The eight directors identified below have been nominated by the Board of Directors for election to a new one-year term. If elected, each nominee will continue in office until the next Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until the earliest of his death, resignation, retirement or removal.  Each nominee has indicated to the Company that he will serve if elected.  We do not anticipate that any nominee will be unable to stand for election, but, if that happens, your proxy will be voted in favor of another person nominated by the Board of Directors.  Biographical information regarding each nominee follows.  The age of each nominee is as of June 9, 2010, the date of our Annual Meeting.

The following table identifies the directors nominated for election at the Annual Meeting.

Name	Age	Position

Sami S. Abbasi	45	Director (1)

Edward B. Berger	81	Director (2)

David S. Boone	49	Director

John W. Colloton	79	Director (3)

Kenneth S. George	61	Director, Chairman of the Board of the Board of Directors (4)

John N. Hatsopoulos	76	Director (5)

John Pappajohn	81	Director

Derace L. Schaffer, MD	62	Director (6)
___________________

(1)	Chairman of the Audit Committee and member of the Compensation Committee
(2)	Member of the Governance and Nominations Committee
(3)	Chairman of the Governance and Nominations Committee and member of the Audit Committee
(4)	Member of the Audit Committee
(5)	Chairman of the Compensation Committee and member of the Governance and Nominations Committee
(6)	Member of the Governance and Nominations Committee and Compensation Committee

There are no familial relationships among our directors and/or executive officers.

Sami S. Abbasi, 45.  Mr. Abbasi was appointed to the Board of Directors of American CareSource Holdings on September 4, 2008 and was appointed Chairman of the Audit Committee in March 2010 and is a member of the Compensation Committee.   Since 2007, Mr. Abbasi has been Chairman and Chief Executive Officer of National Surgical Care, Inc., and prior to holding that position he served as President and Chief Executive Officer of Radiologix, Inc. from 2004 until 2006.  Previous positions held at Radiologix, Inc. include Executive Vice President and Chief Operating Officer from October 2003 until November 2004 and as Executive Vice President and Chief Financial Officer from December 2000 until March 2004.  From January 2000 through June 2000, Mr. Abbasi served as Chief Financial Officer and Chief Operating Officer of Adminiquest, Inc., a private company that provided web-enabled and full-service outsourcing solutions to the insurance and benefits industry. From August 1996 through December 1999, he was Senior Vice President and Chief Financial Officer of Radiologix. From January 1995 through July 1996, Mr. Abbasi served as Vice President in the Healthcare Group of Robertson, Stephens and Company, where he was responsible for investment banking business development and executing a broad range of corporate finance transactions and mergers and acquisitions. From June 1988 through January 1995, he held various positions at Citicorp Securities, including Vice President and Senior Industry Analyst in the Healthcare Group. Mr. Abbasi received his M.B.A. from the University of Rochester and his B.A. in Economics from the University of Pennsylvania.  The Board of Directors selected Mr. Abbasi to serve as a director because of his extensive experience in the healthcare, insurance and benefits industries.  In addition, Mr. Abbasi’s background in finance and investment banking will provide leadership and experience in the areas of corporate finance transactions and mergers and acquisitions.

Edward B. Berger, 81.  Mr. Berger has served as a director of American CareSource Holdings since March 2006, as Non-Executive Chairman of the Board beginning March 30, 2007 and as Executive Chairman beginning April 16, 2007 and ending in December 2008.  For the past 25 years, Mr. Berger has been President of Berger Equities, Inc., a real estate investment firm owned by Mr. Berger and his spouse.  For the past seven years, Mr. Berger has been the sole owner and member of A Plus Consulting, LLC.  Since 2006, Mr. Berger is a director of ConMed Healthcare Management, Inc., a public company providing correctional facility healthcare services, and chairman of its audit committee.  Mr. Berger has extensive experience in the healthcare industry, having served as past President and CEO of Palo Verde Hospital, past President and member of the Board of Trustees of Kino Community Hospital, and past member of the Long Range Planning Committee of Tucson Medical Center, all in Tucson, Arizona.  In June of 2002, Mr. Berger became an independent director of CardSystems Solutions, Inc. (“CardSystems”), a privately held credit card processing company and was associated with CardSystems thru November of 2007.  On May 11, 2006, the Board of Directors of CardSystems determined it was in the best interests of its stockholders to liquidate its assets in a Chapter 11 bankruptcy.  Upon the resignation of each member of the Board of Directors, at the request of certain stockholders of CardSystems, Mr. Berger agreed to become the sole director, Chief Executive Officer and liquidating agent for CardSystems.  On May 12, 2006, CardSystems filed for bankruptcy protection under Chapter 11 of Title 11 of the U.S. Bankruptcy Code and upon the best information available the entire bankruptcy proceeding ended in December 2008.  Mr. Berger received a Juris Doctorate from New York Law School and a Masters Degree in Education as well as a Bachelor of Arts Degree in History and English from the University of Arizona.  Mr. Berger is currently an Adjunct Professor in Political Science at Pima Community College, recent past Chairman of the Desert Angels Inc., an Angel investing group, and retired as Chairman of the MBA Advisory Council, Eller Graduate School of Management, at the University of Arizona.  The Board of Directors selected Mr. Berger to serve as a director because of his extensive experience in the healthcare industry and his service as chief executive officer for several companies.  Mr. Berger provides critical insight into the areas of corporate governance.

David S. Boone, 49.  Mr. Boone has been the Company’s President and Chief Executive Officer since September 2007, and was named director on March 10, 2009.  Mr. Boone formerly served as our Chief Financial Officer since June 2005 and Chief Operating Officer since December 2005.  Prior to joining American CareSource Holdings, from 2001 through 2005, Mr. Boone was Senior Vice President of Finance for Belo Corporation, a New York Stock Exchange-listed media corporation.  He has previously held several other senior executive positions at Safeway Corporation, PepsiCo, Inc. and The Boston Consulting Group. Mr. Boone holds a Bachelor of Science degree in accountancy, with Distinction, from the University of Illinois and a Masters in Business Administration from the Harvard Graduate School of Business Administration. He is also a Certified Public Accountant.  The Board of Directors selected Mr. Boone to serve as a director because of his extensive experience as chief executive officer and his service in a variety of leadership positions in the areas of business development, financial management and assembling a management team.  Mr. Boone provides critical insight into the areas of organizational, financial and operational management.

John W. Colloton, 79.  Mr. Colloton has served as one of our directors since 2004, is currently the Chairman of the Governance and Nominations Committee and is a member of the Audit Committee.  He is Emeritus director and Chief Executive Officer of the University of Iowa Hospitals and Clinics.  From 1973 until 2008, Mr. Colloton served as a director of WellMark, Inc. (Iowa-South Dakota Blue Cross & Blue Shield) during which tenure he served several years as board chairman and held membership on all board committees.  From 2000 until his retirement from the WellMark, Inc.’s board of directors, he served as lead director.  Since August 2007, Mr. Colloton has served on the board of directors of ConMed Healthcare Management, Inc., a public company providing correctional healthcare services, and also serves on its audit and compensation committees.  Mr. Colloton was a director of Allion, Inc., a public company, from 2004 to 2006.  From 1989 to 2003, Mr. Colloton was a director of Baxter International Inc. and, from 1997 to 2002, was a director of Radiologix, Inc.  From 1971 to 1993, Mr. Colloton was a director of the University of Iowa Hospitals and Clinics and, from 1993 to 2000, was Vice President of the University of Iowa for Statewide Health Services.  Mr. Colloton received his Bachelor of Arts Degree in Business Administration from Loras College and holds a Masters Degree in Hospital Administration from the University of Iowa.  The Board of Directors selected Mr. Colloton to serve as a director because of his extensive service on the board of directors of companies in the healthcare sector.

Kenneth S. George, 61.  Mr. George became a director of American CareSource Holdings in January 2004.  Mr. George became Chairman of the Board of Directors in March 2010.  In addition, he serves as a member of the Company’s Audit Committee.  He has served on the board of directors and audit committee of Access Plans USA, Inc., a public company, since June 2003.  Mr. George served two terms as a State Representative in the Texas House of Representatives.  Mr. George has been self-employed, managing his own investment activities, since 2001.  From 1996 to 2001, he was General Partner of Riverside Acquisitions L.L.C. and was active in commercial real estate, financial and land transactions.  From 1994 to 1995, Mr. George was Chairman and Chief Executive Officer of Ameristat, Inc., a private ambulance provider in the State of Texas.  From 1988 to 1994, he was Chairman and Chief Executive Officer of EPIC Healthcare Group, an owner of 36 suburban/rural acute care hospitals with 15,000 employees and $1.4 billion in revenues.  Mr. George has a Masters Degree in Business Administration from the University of Texas at Austin and a Bachelor of Arts Degree from Washington and Lee University.  Mr. George adds substantial expertise from his healthcare background and his impressive service record in state and national government service.

John N. Hatsopoulos, 76.  John N. Hatsopoulos has served as a director of American CareSource Holdings since December 2006.  Mr. Hatsopoulos is Chairman of the Compensation Committee and is a member of the Governance and Nominations Committee.  Since 1999, Mr. Hatsopoulos has been Chief Executive Officer and a director of American DG Energy, Inc., a public company providing products and services in support of on-site generation of electricity, heating and cooling at commercial, institutional and light industrial facilities.  Mr. Hatsopoulos is Chief Executive Officer of Tecogen Inc., a manufacturer of cogeneration systems, since 1999.  Mr. Hatsopoulos has served as a managing partner of Alexandros Partners LLC, a financial advisory firm, since 1999.  Mr. Hatsopoulos also serves as a director of Antigenics Inc., a public biotechnology company, since 2007.  He is the Chairman of the Board of Directors of Glenrose Instruments Inc., a public company engaged in radiological and environmental services, since 1999.  Mr. Hatsopoulos is one of the founders of Thermo Electron Corporation (now Thermo Fisher Scientific Inc.) and the retired President and Vice Chairman of the Board of Directors of that company.  He served on the Board of Directors of the American Stock Exchange from 1994 to 2000. He is also a member of the Board of Directors of TEI BioSciences Inc. since 1999, and a “Member of the Corporation” for Northeastern University.  Mr. Hatsopoulos graduated from Athens College in Athens, Greece, in 1953. He holds a Bachelor of Science Degree in history and mathematics from Northeastern University, together with Honorary Doctorates in Business Administration from Boston College and Northeastern University.  The Board of Directors selected Mr. Hatsoloulos to serve as a director because of his substantial experience as chief executive officer of several companies as well as his service as a director with the American Stock Exchange.  He provides valuable insight into how the corporate governance and reporting requirements of a public company.

John Pappajohn, 81.  Mr. Pappajohn has been a director of American CareSource Holdings since November 2004.   Since 1969, Mr. Pappajohn has been the President and sole owner of Pappajohn Capital Resources, a venture capital firm, and President and sole owner of Equity Dynamics, Inc., a financial consulting firm, both located in Des Moines, Iowa. He serves as a director on the boards of the following public companies: PharmAthene, Inc. (formerly Healthcare Acquisition Corp.), a biodefense company, since 2007; ConMed Healthcare Management, Inc., a provider of correctional healthcare services, since 2005; and CNS Response, Inc., a company who uses EEG-generated biomarkers for use in personalized medicine in psychiatry, since August 2009.  Mr. Pappajohn was chosen to serve as a director of the Company because of his unparalleled experience serving as a director of more than 40 companies and the substantial insight he has gained into the life sciences and healthcare industries by actively investing in the industries for more than 40 years, and by founding and supporting several public healthcare companies.

Derace L. Schaffer, M.D., 62.  Dr. Schaffer has been a director of American CareSource Holdings since November 2004.  Dr. Schaffer is the Chief Executive Officer of The Lan Group, a venture capital firm founded by Dr. Schaffer in 1990 and specializing in healthcare and high technology investments.  Dr. Schaffer has served as a director of Allion Healthcare, Inc., a public company providing specialty pharmacy and disease management services to HIV/AIDS patients, since 1996 and currently serves on its audit and compensation committees.  Dr. Schaffer is also a director of CareGuide, Inc. (formerly Patient Infosystems, Inc.), a provider of population health management services, since 1996, and serves on its audit and compensation committees and King Pharmaceuticals, Inc., a publicly traded specialty pharmaceutical company.  He has served as chairman of several healthcare companies, including Radiologix, Inc. before it became a public company.  He co-founded Allion Healthcare, Patient Infosystems, Inc. (now CareGuide, Inc.) and Radiologix. Dr. Schaffer served as Chief Executive Officer and Chairman of the Board of Ide Imaging Group, P.C. from 1980 to 2001. Dr. Schaffer has served as a director on many healthcare boards of directors, including several health systems and more than ten healthcare services and technology companies.  Dr. Schaffer received his postgraduate radiology training at Harvard Medical School and Massachusetts General Hospital, where he served as Chief Resident.  Dr. Schaffer is a Clinical Professor of Radiology at Weill Cornell Medical College.  Mr. Schaffer was chosen to serve as a director of the Company because of his substantial experience in the healthcare industry ands serving on the boards of multiple healthcare services and technology companies.

Board Leadership Structure

To assure effective and independent oversight of management the Board of Directors operates with the roles of Chief Executive Officer and Chairman of the Board separated in recognition of the differences between these two roles in management of the Company.   Kenneth S. George is currently the Chairman of our board of directors and David S. Boone currently serves as our Chief Executive Officer.  The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board.

The Board of Directors believes that this leadership structure provides the most efficient and effective leadership model for our company by enhancing the ability of the Chairman and Chief Executive Officer to provide clear insight and direction of business strategies and plans to both the Board and management.

Board Oversight of Risk Management

The Board of Directors believes that overseeing how management manages the various risks we face is one of its most important responsibilities to the Company’s stakeholders. The board believes that, in light of the interrelated nature of the Company’s risks, oversight of risk management is ultimately the responsibility of the full board.  In carrying out this critical responsibility, the board meets multiple times annually with key members of management with primary responsibility for management of risk in their respective areas of responsibility and also receives regular reports on aspects of our risk management from senior representatives of our independent auditors, which are immediately communicated to management.

Director Independence

We use the definition of “independence” set forth in Rule 5605(a)(2) of the NASDAQ Stock Market (“NASDAQ”) Rules, as applicable and as may be modified or supplemented from time to time and the interpretations thereunder, to determine if the members of our Board of Directors are independent.  In making this determination, our Board of Directors considers, among other things, transactions and relationships between each director and his immediate family and the Company, including those reported in this proxy statement under the caption “Certain Relationships and Related Transactions.”  The purpose of this review is to determine whether any such relationships or transactions would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and would therefore be inconsistent with a determination that the directors are independent.  As a result of this review, our Board affirmatively determined, based on its understanding of such relationships and transactions, that the majority of the members of our Board of Directors, namely Sami S. Abbasi, John N. Hatsopoulos, Kenneth S. George and Derace L. Schaffer, M.D., are independent directors.

The Board of Directors unanimously recommends that you vote “FOR”
the election of each nominee for director named above.

GOVERNANCE OF THE COMPANY

Pursuant to the Delaware General Corporation Law and the Company’s Bylaws, our business, property and affairs are managed by or under the direction of our Board of Directors.  Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.  We currently have eight members on our Board of Directors.  All of our directors are standing for re-election. The Board of Directors of the Company has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominations Committee, each comprised of independent directors only.

During fiscal year 2009, the Board of Directors held six meetings, the Audit Committee held four meetings, the Compensation Committee held three meetings and the Governance and Nominations Committee held one meeting.  The directors each attended more than 80% of the total number of meetings of the Board of Directors and the committees of which they were a member during fiscal year 2009.

American CareSource Holdings has a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all directors, officers and employees, which can be found at the Company’s web site, www.anci-care.com.  All of our directors, officers and employees are expected to be familiar with the Code of Conduct and to adhere to those principles and procedures set forth in the Code of Conduct that apply to them.  The Company will post any amendments to the Code of Conduct, as well as any waivers that are required to be disclosed by the rules of either the SEC or NASDAQ, on the Company’s web site.

The Company’s Board of Directors has adopted Corporate Governance Guidelines and Charters for the Audit Committee, Compensation Committee, and Governance and Nominations Committee of the Board of Directors. These documents can be found at the Company’s web site, www.anci-care.com.

A stockholder can also obtain a printed copy of any of the materials referred to above by contacting the Company at the following address:

American CareSource Holdings, Inc.
5429 Lyndon B. Johnson Freeway
Suite 850
Dallas, TX 75240
Attn: Investor Relations
Telephone: (972) 308-6830

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board of Directors has an Audit Committee, which currently consists of Sami S. Abbasi, as Chairman, John W. Colloton and Kenneth S. George.  The functions of the Audit Committee are described in its report, which is included in this proxy statement. Our Audit Committee makes regular reports to the full Board of Directors.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Board of Directors has a Compensation Committee, which consists of John N. Hatsopoulos, as Chairman, Sami S. Abbasi, and Derace L. Schaffer, M.D.  Our Compensation Committee makes regular reports to the full Board of Directors.  No less frequently than annually, the Committee reviews its Charter to re-assess its adequacy and recommend any suggested changes to the Board for approval.  Under its Charter, our Compensation Committee’s responsibilities include:

•	evaluation of the performance of our Chief Executive Officer and determination of his compensation based upon his performance;

•	approval of the compensation of our executive officers and employment contracts for executive officers;

•	administration of our equity-based compensation plans, recommendations to the full Board regarding our equity-based compensation plans, and review and approval of all grants and awards thereunder;

•	review and approval of changes to our existing equity-based compensation plans, including recommendations to the full Board of changes that require stockholder approval; and

•	review and approval of changes to our health and welfare plans that involve a material change in costs or benefit levels.

The Compensation Committee is generally empowered to review the performance and development of our management in achieving corporate goals and objectives and to assure that our senior executives are compensated effectively in a manner consistent with our strategy, competitive practice and the requirements of the appropriate regulatory bodies.  In furtherance of these goals, the Compensation Committee oversees, reviews and administers all compensation, equity and employee benefit plans and programs.  The Compensation Committee consults with the Chief Executive Officer as it deems appropriate and may invite the Chief Executive Officer to attend meetings of the Compensation Committee, provided that he does not participate in any deliberations or decision-making by the Compensation Committee establishing goals and objectives for the Chief Executive Officer, evaluating the performance of the Chief Executive Officer or fixing the compensation or recommendation of equity grants for the Chief Executive Officer.  The Compensation Committee considers individual and Company performance in determining salary and bonus levels consistent with a view to attracting and retaining qualified executives.

Our Compensation Committee’s Charter authorizes the Compensation Committee to delegate any of its responsibilities to one or more subcommittees as it deems appropriate.  Each subcommittee must include one or more members of the Committee.  Our Compensation Committee’s Charter also authorizes the Compensation Committee to retain compensation consultants and other advisors to assist in its duties.

Compensation Committee Interlocks and Insider Participation

During 2009, John N. Hatsopoulos and Kenneth S. George served on our compensation committee. None of these committee members were officers or employees of the Company during 2009, or at any other time in the past. While serving on the committee, these members were independent directors pursuant to applicable NASDAQ rules, and none had any relationship requiring disclosure by the Company under any paragraph of Item 404 (Transaction with Related Persons, Promoters and Certain Control Persons).

GOVERNANCE AND NOMINATIONS COMMITTEE OF THE BOARD OF DIRECTORS

The Board of Directors has a Governance and Nominations Committee, which currently consists of John W. Colloton, as Chairman, John N. Hatsopoulos and Derace L. Schaffer, M.D.

Our Board of Directors and Governance and Nominations Committee regularly evaluate the Company’s approach to corporate governance in light of changing regulatory requirements and evolving best practices.  The Governance and Nominations Committee reviews and reassesses the adequacy of our Corporate Governance Guidelines and recommends any proposed changes to the entire Board for approval.

Our Governance and Nominations Committee makes regular reports to the Board of Directors.  The Committee, from time to time, reviews its Charter to re-assess its adequacy and recommends any suggested changes to the Board for approval.  Under its Charter, our Governance and Nominations Committee’s responsibilities with respect to Board and Committee membership, Board evaluation, and succession planning include:

•
Selection of director nominees.  The Governance and Nominations Committee recommends to the Board of Directors nominees for election as directors at any meeting of stockholders and nominees to fill vacancies on the Board.  The Committee would consider candidates proposed by stockholders and will apply the same criteria and follow the same process in considering such candidates as it does when considering other candidates.  The Committee may adopt, in its discretion, separate procedures regarding director candidates proposed by our stockholders.  Director recommendations by stockholders must be in writing, include a resume of the candidate’s business and personal background and include a signed consent that the candidate would be willing to be considered as a nominee to the Board and, if elected, would serve.  Such recommendation must be sent to the Company’s Secretary at the Company’s executive offices.  When it seeks nominees for directors, our Governance and Nominations Committee looks for candidates who it believes will contribute to the Board’s operations and will represent the interests of the Company’s stockholders.  The Committee generally considers a number of criteria when it is identifying and selecting candidates, such as high character and integrity, freedom from conflicts of interest, willingness and ability to devote sufficient time to the affairs of the Company, diligence in fulfilling the responsibilities of a director and committee member, capacity and desire to represent the balanced best interests of the stockholders as a whole and not primarily of a special interest group or constituency, past accomplishments, expertise in areas important to the Company’s success and ability to interact well with other members of the Board.  The Board has not adopted a formal policy with respect to its consideration of diversity and does not follow any ratio or formula to determine the appropriate mix; rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of board service.

•
Review of requisite skills and criteria for new board members and board composition.  The Committee reviews with the entire Board of Directors, on an annual basis, the requisite skills and criteria for board candidates and the composition of the Board as a whole.

•
Hiring of search firms to identify director nominees.  The Committee has the authority to retain search firms to assist in identifying board candidates, approve the terms of the search firm’s engagement, and cause the Company to pay the engaged search firm’s engagement fee.

•	Selection of committee members. The Committee recommends to the Board of Directors on an annual basis the directors to be appointed to each committee of the Board of Directors.

•
Evaluation of the Board of Directors.  The Committee will oversee an annual self-evaluation of the Board of Directors and its committees to determine whether it and its committees are functioning effectively.

•
Succession of senior executives. The Committee will present an annual report to the Board of Directors on succession planning, including transitional Board leadership in the event of unplanned vacancies.

Our Governance and Nominations Committee may delegate any of its responsibilities to subcommittees as it deems appropriate.  The Committee is authorized to retain independent legal and other advisors, and conduct or authorize investigations into any matter within the scope of its duties.

REPORT OF THE AUDIT COMMITTEE

As described more fully in its Charter, the function of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal control and audit functions.  Management, not the Audit Committee nor the independent auditor, is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations.  McGladrey & Pullen, LLP, the Company’s independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with U.S. generally accepted auditing standards.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor.  The Audit Committee acts only in a board-level oversight capacity.  In its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to U.S. generally accepted accounting principles.

Each of the directors who serve on the Audit Committee is “independent” within the meaning of the listing standards contained in the Company Guide of NASDAQ and Rule 10A-3(b) under the Securities Exchange Act of 1934.  That is, the Board of Directors has determined that neither Sami S. Abbasi, John W. Colloton nor Kenneth S. George has a relationship with the Company that may interfere with his independence from the Company and its management.  The Board of Directors has designated Sami S. Abbasi as the “Audit Committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934.  A copy of our Audit Committee Charter is available at the Company’s web site, www.anci-care.com.

In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended December 31, 2009, the Audit Committee:

•	reviewed and discussed the audited financial statements with the Company’s management and the independent auditors in separate sessions;

•
discussed with McGladrey & Pullen, LLP, the Company’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61 (as modified or supplemented), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T;

•
received the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented), as adopted by PCAOB in Rule 3600T, and discussed with McGladrey & Pullen, LLP the independence of McGladrey & Pullen, LLP; and

•
had private sessions, at each of its meetings in person or telephonically, with the Company’s independent auditors and, separately, with the Company’s financial management team, at which candid discussions of financial management, accounting and internal control issues took place.

Management has reviewed the audited financial statements in the Annual Report on Form 10-K with the Audit Committee, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.  In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America.

Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the American CareSource Holdings Annual Report on Form 10-K for the year ended December 31, 2009.

Audit Committee
Sami S. Abbasi, Chairman
John W. Colloton
Kenneth S. George

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company encourages its stockholders to communicate with the Board of Directors.  The Board of Directors does not believe a formal process for stockholders to send communications to the Board of Directors is necessary because all stockholder communications will be circulated to all members of the Board and the Board does not screen stockholder communications.  All such communications should be directed to our President and Chief Executive Officer, David S. Boone, who, in turn, will circulate the communications to the members of the Board of Directors.

DIRECTOR COMPENSATION

The following table sets forth the cash and non-cash compensation of our non-management directors for the Company’s fiscal year ended December 31, 2009.  In the paragraph following the table and footnotes, we describe our standard compensation arrangement for service on the Board of Directors and Board committees.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)		Total ($)

Sami S. Abbasi	$14,000	$24,031	(3)	$—		$38,031
Edward B. Berger (1)	66,000	24,031	(3)	—		90,031
John W. Colloton	19,500	24,031	(3)	—		43,531
David A. George (2)	15,500	15,432	(4)	306,830	(4)	337,762
Kenneth S. George	23,000	24,031	(3)	—		47,031
John N. Hatsopoulos	23,000	24,031	(3)	—		47,031
John Pappajohn	16,000	24,031	(3)	—		40,031
Derace L. Schaffer	14,000	24,031	(3)	—		38,031
_______________________
(1)	Includes $40,000 of payments made in accordance with an agreement with Mr. Berger related to his prior service as Executive Chairman.

(2)	On March 24, 2010, Mr. George resigned from the Board of Directors.

(3)
Represents aggregate grant date fair value of awards granted in 2009 and calculated in accordance with Accounting Standards Codification Topic 718, Stock Compensation (“ACS 718”).  In May 2009, our directors were each granted stock awards convertible into 3,333 shares of common stock.  The fair value of the stock awards granted to our non-employee directors was actuarially determined to be $7.21. This value does not represent cash received by our directors in 2009, but potential earnings contingent on the Company’s future performance. Stock awards are designed to provide long-term (up to ten years) incentives and rewards linked directly to the price of our common stock. Equity awards add value to the recipient only when stockholders benefit from stock price appreciation and, as such, further align our director’s interest with those of our stockholders.

(4)
On July 21, 2009, Mr. George was granted stock awards convertible into 3,333 shares of common stock and options to purchase 100,000 shares of common stock.  The fair value of the stock award granted was actuarially determined to be $4.63 and the fair value of the stock options granted was actuarially determined to be $3.08. The fair values were calculated in accordance with ACS 718.  This value does not represent cash received by Mr. George in 2009, but potential earnings contingent on the Company’s future performance.   These awards were cancelled upon Mr. George’s resignation from the Board of Directors on March 24, 2010.

During 2009, the Board of Directors was compensated under a plan adopted for 2009.  The plan includes a $10,000 annual retainer paid to each director.  In addition, the chair of the Audit Committee received $10,000, the chair of the Compensation Committee received $5,000 and the chair of the Nominating and Governance Committee received $2,500.  In addition, each director received, a grant of 3,333 restricted stock units, vesting annually over a five year period.  Furthermore, each director received $1,000 for each board meeting attended and for any conference call over three hours, held in 2009.

EXECUTIVES AND EXECUTIVE COMPENSATION

Executive Officers

Our executive officers are not appointed for fixed terms.  The following are biographical summaries of our executive officers (except David S. Boone):

Matthew D. Thompson, 39.  Mr. Thompson was appointed Vice President - Finance and Interim Chief Financial Officer in March 2010.  Mr. Thompson joined the Company as Controller and Principal Accounting Officer in April 2008.   Prior to joining the Company, Mr. Thompson was Director of Financial Reporting at Highland Financial Partners, L.P., an affiliate of Highland Capital Management L.P., in Dallas, Texas. Prior to that, he spent nine years with publicly-held Tyler Technologies, Inc., a Dallas-based leading provider of integrated, end-to-end information management solutions and services to local governments. While there, Mr. Thompson served in various positions, most recently as Division Controller of Tyler's Courts & Justice and Appraisal & Tax Divisions. Before joining Tyler Technologies, Mr. Thompson spent five years with Ernst & Young, LLP.  Mr. Thompson, a Certified Public Accountant, earned his Bachelor’s of Business Administration degree from Baylor University in Waco, Texas.

SUMMARY COMPENSATION TABLE

The following table and footnotes set forth information, for the fiscal years ended December 31, 2009 and 2008, concerning the annual and long-term compensation awarded to, earned by or paid to: (i) our President and Chief Executive Officer, and (ii) the three most highly compensated executive officers, other than the principal executive officer, who received compensation in excess of $100,000 during the fiscal year ended December 31, 2009 and were serving as executive officers at December 31, 2009 (collectively, with the Chief Executive Officer, referred to as the “Named Executive Officers” throughout this proxy statement).

Name and Principal Position	Year	Salary ($)(1)			Bonus ($)(2)			Option Awards ($)(3)	Stock Awards ($)(3)	All Other Compensation($)		Total ($)

David S. Boone, President and Chief Executive Officer	2009 2008	$312,000 300,000		$	— 125,000	(7)	$	— 260,550	$410,600 —	$9,900 6,627		$732,500 692,177
Steven J. Armond (4) Chief Financial Officer	2009 2008	213,200 205,000			— 69,575	(8)		— 144,750	181,523 —	8,962 11,039		403,685 430,364
James T. Robinson (5) Senior Vice President of Sales and Marketing	2009 2008	200,000 28,846	(9)		62,664 7,747	(10)		140,593 881,460	12,397 —	105,584 —	(6)	521,239 918,053
Matthew D. Thompson, Vice President - Finance and Interim Chief Financial Officer	2009 2008	133,900 88,667	(11)		15,000 31,493			— 122,030	26,325 —	6,187 2,260		181,412 244,450
__________________________

(1)	Includes amounts deferred pursuant to salary reduction arrangements under the Company’s 401(k) Profit Sharing Plan.

(2)
Bonus amounts earned during 2008 were paid partially in cash and partially in restricted stock units (“RSUs”), at the recommendation of the Compensation Committee and after approval by our Board of Directors on March 10, 2009.   The RSU’s were awarded on March 10, 2009.  Bonus amounts earned during 2009 paid to Mr. Thompson were approved by the Board of Directors on April 9, 2010 and were paid on April 30, 2010.  The amounts paid to Mr. Robinson during 2009 were commission payments under the Company’s new business sales compensation plan, related to acquisition of new client accounts during 2009.

(3)
The amount reflected in the table represents the aggregate grant date fair value of equity incentive awards granted and calculated in accordance with FASB ASC Topic 718 (formerly FAS 123R). Such grants provide our executive officers the opportunity to purchase shares of the Company’s common stock at some future date at the fair market value of the stock on the date of grant, or convert RSU’s into our common stock at some future date.   For additional information on the valuation assumptions refer to Note 8, “Stock Based Compensation” of the American CareSource Holdings’ financial statements in the Form 10-K for the year ended December 31, 2009, as filed with the SEC. This fair value does not represent cash received by the executive in 2009, but potential earnings contingent on the Company’s future performance. Stock option and RSU grants are designed to provide long-term (up to ten years) incentives and rewards linked directly to the price of our common stock. Equity awards add value to the recipient only when stockholders benefit from stock price appreciation and, as such, further align management’s interest with those of our stockholders.

(4)	Mr. Armond resigned his position as Chief Financial Officer on March 3, 2010.

(5)	Mr. Robinson resigned his position as Senior Vice President of Sales and Marketing on February 26, 2010.

(6)	Includes $100,000 paid to Mr. Robinson, which included amounts to reimburse him for relocation costs and a guaranteed bonus.

(7)	Excludes 28,490 RSUs awarded on March 10, 2009, which vest monthly over a two-year period.

(8)	Excludes 15,858 RSUs awarded on March 10, 2009, which vest monthly over a two-year period.

(9)	Mr. Robinson commenced employment with the Company on November 10, 2008. His annual salary for 2008 was $200,000.

(10)	Excludes 1,766 RSUs awarded on March 10, 2009, which vest monthly over a two-year period.

(11)	Mr. Thompson commenced employment on April 25, 2008. His annual salary for 2008 was $130,000.

Some of our executive officers may be entitled to receive certain benefits in the event of the termination of their employment or a change of control of the Company.  These arrangements are described in more detail below under the heading “Compensation Arrangements.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information relating to equity awards for each Named Executive Officer outstanding on December 31, 2009.  The table does not give effect to grants of options that occurred after December 31, 2009.

Equity Incentive Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Earned Award	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Awards	Option Exercise Price ($)	Option Expiration Date
David S. Boone	179,946 22,493 75,000 59,063 —	— — 25,000 75,937 —	— — — — 15,184	— — — — 43,306	$0.31 0.49 2.55 3.29 7.02	5/1/2015 10/3/2015 9/24/2017 3/26/2018 3/10/2019
Steven J. Armond (1)	126,389 32,813 —	48,611 42,187 —	— — 7,447	— — 18,411	3.50 3.29 7.02	10/25/2017 3/26/2018 3/10/2019
James T. Robinson (2)	56,250 4,667 —	168,750 26,446 —	— — 662	— — 1,104	6.88 7.02 7.02	9/24/2016 3/26/2018 3/10/2019
Matthew D. Thompson	25,000 —	25,000 —	— 750	— 3,000	4.20 7.02	5/5/2018 3/10/2019
__________________________
(1)	Mr. Armond resigned his position as Chief Financial Officer on March 3, 2010.

(2)	Mr. Robinson resigned his position as Senior Vice President of Sales and Marketing on February 26, 2010.

2009 Equity Incentive Plan

On March 10, 2009, the Board adopted the American CareSource Holdings, Inc. 2009 Equity Incentive Plan, and was approved at the 2009 annual shareholder meeting.  Thus, the 2009 Equity Incentive Plan became effective on March 10, 2009.

2005 Stock Option Plan

The 2005 Stock Option Plan was adopted by the Board of Directors on January 17, 2005, and at our 2007 annual meeting, the Company’s stockholders approved an amendment and restatement of the 2005 Stock Option Plan.  On November 14, 2008, the Board of Directors unanimously approved an increase in the number of shares available for grant under the 2005 Stock Option Plan from 3,249,329 shares to 3,749,329 shares, which was approved by the Company’s stockholders at the 2009 annual meeting.

401(k) Profit Sharing Plan

Since August 1, 2007, the Company has offered a 401(k) Profit Sharing Plan to its employees.  All full-time, permanent employees are eligible to participate in the 401(k) Profit Sharing Plan after 90 days of service.  The Company made a one-time contribution, ranging from $100 to $1,000, to each participating employee’s 401(k) account.  These Company contributions vest one year after the date the contributions were made.  During the year ended December 31, 2009, the Company contributed approximately $121,000 to the 401(k) Profit Sharing Plan.  The Company's executive officers are eligible to participate in the 401(k) Profit Sharing Plan on the same basis as its other employees.  Commencing in April 2008, the Company matched contributions to the account of each participating employee equal to 50% of the first 4% of salary contributed by an employee to his or her 401(k) account during a plan year.  Beginning in 2009, the Company commenced matching 100% of the first 1% and 50% of the next 5% of salary contributed by each employee.

Compensation Arrangements

Compensation of the Executive Chairman Edward B. Berger

On April 16, 2007, the Board determined to compensate the Executive Chairman by payment of $15,000 for each month of service and a grant of options, on such date, to purchase up to 250,000 shares of the Company’s common stock at an exercise price of $1.86 per share.  Such options vest proportionately on a monthly basis over a period of twelve months commencing on June 8, 2007.  This grant of options replaced the grant of options to purchase up to 100,000 shares of the Company’s common stock awarded to Mr. Berger on March 30, 2007 in his capacity as Non-Executive Chairman, which were cancelled.

On March 26, 2008, upon the recommendation of the Compensation Committee, the Board determined to compensate the Executive Chairman by payment of a salary of $120,000 per year, retroactive to February 1, 2008, and also approved the payment of a $20,000 cash bonus to the Executive Chairman for the year ended December 31, 2007.

Employment Agreements with Executive Officers: Potential Payments Upon Termination or Change of Control

The Company is a party to an employment agreement dated May 1, 2005 with its President and Chief Executive Officer, David S. Boone.  The employment agreement provides that, in the event that Mr. Boone is terminated without “cause” (as such term is defined under the employment agreement) or due to disability or if Mr. Boone terminates his employment for “good reason” (as such term is defined under the employment agreement), he shall be entitled to monthly payments equal to his then applicable monthly base salary, excluding bonus, for a period of six months following the termination of his employment.  Additionally, the employment agreement provides that in the event of a “change of control” (as such term is defined under the employment agreement) of the Company, all options and other equity incentives then granted to Mr. Boone, if any, which are unvested at the date of the change of control shall immediately vest and be exercisable. In addition, in lieu of the six-months of severance payments otherwise applicable under the employment agreement, in the event of a change of control and related termination of Mr. Boone’s employment, whether by the Company, with or without cause, or by Mr. Boone, with or without good reason, in each case within twelve months following the change of control, the Company will promptly pay to Mr. Boone, in addition to his base salary and bonus earned and unpaid through the date of termination of his employment, a lump sum payment equal to six months’ of his then current base salary.  The Company may enter into a new Employment Agreement with Mr. Boone which would likely increase the amounts payable to Mr. Boone upon the occurrence of the above events to as much as 12 months of his base salary and contain substantially similar terms as his prior agreement except that (i) the term of the  agreement will be for three years, (ii) in the event that Mr. Boone is terminated without "cause" (as such term is defined under the employment agreement) or due to disability or if Mr. Boone terminates his employment for "good reason" (as such term is defined under the employment agreement), he will be entitled to a payment equal to a full year of his applicable monthly base salary, plus any pro rata bonus earned and payable in accordance with his agreement, and (iii) in the event of a “change of control” of the Company, all options and other equity incentives then granted to Mr. Boone, if any, which are unvested at the date of the change of control shall immediately vest and be exercisable. In addition to any severance payments otherwise applicable under the employment agreement, in the event of a change of control and related termination of Mr. Boone’s employment, whether by the Company, with or without cause, or by Mr. Boone, with or without good reason, in each case within twelve months following the change of control, the Company will pay to Mr. Boone, in addition to his base salary and bonus earned and unpaid through the date of termination of his employment, a lump sum payment equal to 12 months’ of his then current base salary.

2010 Management Bonus Program

The Board of Directors of the Company has approved a management bonus program (the “Bonus Program”) for our President and Chief Executive Officer, Vice President - Finance and Interim Chief Financial Officer, Vice President of Provider Development, Chief Information Officer and other key director level employees to be identified from time to time by the Chief Executive Officer.  The Bonus Program is designed to provide for the payment to members of management of a bonus that is linked to the achievement of key corporate financial performance objectives and an executive’s personal objectives, which are approved by the Board.  The program’s goal is to compensate members of management based on the achievement of specific annual goals that our Board believes correlate closely with growth of long-term stockholder value.  The program is intended to reward members of management for building stockholder value by exceeding performance expectations.  We believe the program will also promote appropriate feedback necessary for the development of our management team.

The annual bonus process for our executives under the Bonus Program consists of five basic steps.  At the beginning of the fiscal year, and based upon the recommendations of the Chief Executive Officer and Compensation Committee, the Board of Directors will approve: (1) a target bonus payout for each executive in the Bonus Program, (2) the financial achievement percentages and bonus modifiers that will be used to determine the component of the bonus based upon a comparison of the Company’s financial performance for the fiscal year against the Board approved financial plan for the fiscal year, (3) the executives’ personal objectives for the fiscal year, and (4) the weight or importance of the corporate financial performance objectives and the personal objectives.  Lastly, after the end of the fiscal year, the Compensation Committee will measure the Company’s actual financial performance and consider each executive’s personal performance to determine the appropriate adjustment to the executive’s target bonus.  These five basic steps are explained as follows:

(1) Determining the annual target bonus.  Early in the fiscal year, the Board of Directors will approve a target bonus payout for each executive in the Bonus Program.  The Board will consider all factors that it deems relevant to such determination, including, but not limited to, the recommendations of our Chief Executive Officer (except with respect to his own bonus), competitive market conditions, and the Board’s assessment of the level of growth reflected in the Company’s financial performance objectives.  There is no required minimum bonus payout for any executive.  Maximum bonus payouts for those executives at the director and Vice President level are 125% and 150% of base salary, respectively.  The Chief Executive Officer and Vice President/Officers are not subject to a maximum bonus payout.  All bonuses are paid in cash, except that the bonus of our Chief Executive Officer and any Vice President/Officer may also include an equity component.

For fiscal year 2010, target bonus payouts range from 20% to 60% of base salary and consist of the following: 20% for Directors, 40% for Vice Presidents, 50% for Vice President/Officers, and 60% for the Chief Executive Officer.  These annual target bonus levels may be modified based upon the terms of employment agreements with our executives, which have been approved by the Chief Executive Officer and Board of Directors, as applicable.

(2)  Determining the financial achievement percentages, bonus modifiers and corporate financial plan.  Revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”) are two key financial measurements used in reviewing bonus payouts.  Early in the fiscal year, the Board of Directors will review revenue and EBITDA performance objectives for the fiscal year and achievement percentages and bonus modifiers that will be used to evaluate the portion of the bonus applicable to each executive based upon the Company’s financial performance.  The Board will review and consider senior management’s recommendations for financial achievement percentages, bonus modifiers and the fiscal year financial plan and discuss such recommendations with senior management before making final determinations.

For fiscal year 2010, the financial achievement percentages range from less than 70% to greater than 135% of the fiscal year financial plan.  Bonus modifiers range from 0 to 1.35 and, in the event of substantial out performance of corporate financial performance objectives, the program provides for Board discretion in determining the bonus modifier to be applied.  The fiscal year 2009 financial achievement percentages and bonus modifiers are the following:

% Achievement	<70%	70-85%	85-95%	95-105%	105-115%	115-125%	125-135%	>135%
Revenue vs. Plan	0.5		.75	1.0	1.15	1.25	1.35	Discretionary
EBITDA vs. Plan	0.5		.75	1.0	1.15	1.25	1.35	Discretionary

(3)  Determining personal objectives.  At the same time as steps 1 and 2, the Board of Directors also approves each executive’s personal objectives for the fiscal year.  Each executive’s personal objectives will be agreed upon by the executive and approved by our Chief Executive Officer (except with respect to his own personal objectives).  The personal objectives of our Chief Executive Officer are based upon the Board’s discussions with him regarding the Company’s objectives.

(4)  Determining weight of corporate financial performance objectives and personal objectives.  The Board will also evaluate the weight or importance that will be placed on achievement of the two corporate financial performance objectives and the personal objectives.  For fiscal year 2009, the weight placed on the achievement of the corporate financial performance objectives is 40% for revenue and 40% for EBITDA, while the weight for achievement of personal objectives is 20%.  Each objective’s weight is effectively multiplied by the applicable bonus modifier in order to determine the total achievement for that particular objective.  The following table illustrates the weight or importance placed on each of the three key objectives as well as the impact that the bonus modifier has on the total bonus payout potential.

Measurement	Weight	Modifier	Total
Revenue vs. Plan	40%	1.0	40%
EBITDA vs. Plan	40%	1.0	40%
Personal	20%	1.0	20%
Total	100%	1.0	100%

(5) Measuring performance.  After the end of the fiscal year, the Compensation Committee will measure the Company’s actual financial performance (using the predetermined financial achievement percentages) and assess each executive’s personal performance against his or her personal objectives to determine the appropriate adjustment to the executive’s target bonus.  The Committee will consider the executive’s overall contribution to the Company’s success and, in the case of executives other than the Chief Executive Officer, the recommendation of the Chief Executive Officer.  In determining the appropriate adjustment to target bonuses, the Compensation Committee will also consider other performance considerations related to unforeseen events occurring during the fiscal year.  In appropriate circumstances, the Committee has discretion to award a bonus that is less than the amount determined by the procedures outlined above, including to award no bonus at all.  The annual bonuses will be paid no later than February 28th of each year following final review and approval by the Compensation Committee.

Compensation Decisions Since the End of Fiscal Year 2009

On April 9, 2010, the Board approved compensation for certain of our executive officers, in accordance with the recommendations of the Compensation Committee, consisting of 2010 base salary levels, bonuses payable in cash to certain officers for the year ended December 31, 2009 and awards of stock options to purchase shares of the Company’s common stock. The annual base salary of Mr. Thompson was increased from $133,900 to $145,000, and his 2010 bonus target percentage was increased to 50% of base salary.   Mr. Boone’s salary was not increased and he did not receive a bonus, either in cash or equity awards, related to 2009.

Upon recommendation of the Compensation Committee, on April 9, 2010, the Board approved the award to its executive officers and other employees of non-qualified stock options to purchase an aggregate of approximately 375,000 shares of common stock.  These grants included options to purchase shares of our common stock as follows: Mr. Thompson – 80,000.  Such stock options will be exercisable for $2.04 per share.

Severance Agreements with Former Executive Officers

In August 2009, Kurt Fullmer resigned his position as Vice President of Client Development.  Pursuant to a Separation Agreement and General Release, Mr. Fullmer received a $102,500 severance payment, payable in twelve equal installments of $8,541.67, which commenced in July 2009 and terminated in January 2010, and a one-time payment of $10,000, payable in January 2010 related to certain transition activities.  Mr. Fullmer was also entitled to reimbursement of the amount by which his COBRA health and dental insurance premium payments exceed the then current premium rates offered to active employees of the Company until January 31, 2010.  The Agreement also provides that restricted stock units exercisable for 8,761 shares of common stock that Mr. Fullmer had previously received as a bonus for 2008 performance vest immediately, that options to purchase 17,500 shares that Mr. Fullmer had previously received will vest through September 24, 2009 as compensation for consulting services to be rendered through that time, and that all other unvested options and grants shall expire.  During 2009, Mr. Fullmer converted the 8,761 vested restricted stock units into shares of common stock.

In March 2010, Steven J. Armond resigned his position as Chief Financial Officer.  Pursuant to a Separation Agreement and General Release, the Company agreed to pay Mr. Armond an aggregate of approximately $106,600 over the six month period following his resignation and continue to provide certain employee benefits during such period.  The Company will also pay Mr. Armond (i) any portion of Mr. Armond’s 2009 performance bonus remaining unpaid as of the date of resignation and (ii) the pro rata share of Mr. Armond’s 2010 performance bonus, if any, remaining unpaid as of the date of resignation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No reportable transactions as described in Item 404(a) of Regulation S-K took place in the year ended December 31, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and the persons who beneficially own more than ten percent of any class of our equity securities, to file reports of ownership and changes in ownership with the SEC.  Copies of all filed reports are required to be furnished to us.  In 2007, the Company initiated new procedures to ensure compliance with Section 16(a) on an on-going basis.  Under Section 16(a), no late reports were filed related to the year ended December 31, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the shares of American CareSource Holdings’ common stock as of April 30, 2010, (i) by each person American CareSource Holdings knows to be the beneficial owner of 5% or more of the outstanding shares of common stock of American CareSource Holdings, (ii) the Chief Executive Officer and each other Named Executive Officer listed in the Summary Compensation Table above, (iii) each director and nominee for director of American CareSource Holdings and (iv) all executive officers and directors of American CareSource Holdings as a group.  As of April 30, 2010, there were outstanding 16,375,604 shares of common stock, warrants to purchase 955,710 shares of common stock, stock options exercisable to purchase 2,562,620 shares of common stock, and restricted stock units convertible into 85,873 shares of common stock.

Unless otherwise noted, the business address of all the individuals and entities named in this table is c/o American CareSource Holdings, Inc., 5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas  75240.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Stock Owned

John Pappajohn (2)	5,085,795	30.3%

Principal Life Insurance Company (3) 711 High Street Des Moines, Iowa 50392	1,691,065	10.3%

Derace L. Schaffer (4)	949,895	5.7%

David S. Boone (5)	402,453	2.4%

Edward B. Berger (6)	395,417	2.4%

Kenneth George (7)	134,632	*

John W. Colloton (8)	72,400	*

John N. Hatsopoulos (9)	65,667	*

Matthew D. Thompson (10)	35,750	*

Sami Abbasi (11)	9,000	*

All Executive Officers and Directors as a Group (9 persons)(12)	7,135,018	40.0%
____________________
* Represents less than 1% of the shares outstanding

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, such that the number of shares beneficially owned is deemed to include shares of the Company’s common stock as to which the beneficial owner has or shares either voting or investment power.  Except as indicated by footnotes and subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by him or her.  As provided by Rule 13d-3, each such person’s percentage ownership is determined by assuming that the options, warrants or convertible securities that are held by such person and which are exercisable or convertible within 60 days of April 30, 2010, have been exercised or converted, as the case may be.

(2)
Includes 4,693,647 shares of American CareSource Holdings’ common stock beneficially owned by Mr. Pappajohn, of which 4,663,647 shares are owned by Mr. Pappajohn directly, 15,000 shares are owned by Halkis, Ltd. (an entity solely owned by Mr. Pappajohn), 15,000 shares are owned by Mr. Pappajohn’s wife, and 15,000 shares are owned by Thebes, Ltd. (an entity solely owned by Mr. Pappajohn’s wife).  Mr. Pappajohn disclaims beneficial ownership of the shares owned by Mrs. Pappajohn and Thebes, Ltd.  Also includes 320,248 shares of American CareSource Holdings’ common stock issuable upon the exercise of a warrant exercisable any time before August 15, 2010, and 71,233 and 667 shares of the Company’s common stock issuable upon the exercise of options and conversion of restricted stock units (which are exercisable within 60 days of April 30, 2010), respectively.  Excludes an aggregate of 102,467 shares subject to a warrant assigned by Mr. Pappajohn to persons not affiliated with American CareSource Holdings, with respect to which he is not the beneficial owner.

(3)
All information regarding Principal Life Insurance Company (“PLIC”) is based on information disclosed in a Statement on Schedule 13G (the “Principal Life 13G”) filed with the SEC on March 9, 2009.  In the Principal Life 13G, PLIC indicates that it has shared voting and shared dispositive power with respect to all of its shares of American CareSource Holdings common stock with Principal Financial Group, Inc. (“PFG”) and Principal Financial Services, Inc. (“PFS”).  The Principal Life 13G further indicates that, by virtue of their ownership and control of PLIC, PFG and PFS, have ultimate voting and dispositive power with respect to the shares of American CareSource Holdings common stock held by PLIC and may be deemed indirect beneficial owners of all of the shares of American CareSource Holdings common stock held of record by PLIC within the meaning of Rule 13d-3(a) under the Securities Exchange Act of 1934, as amended.

(4)
Includes 144,238 shares of American CareSource Holdings’ common stock issuable upon the exercise of a warrant exercisable any time before August 15, 2010.  Includes 71,233 and 667 shares of the Company’s common stock issuable upon the exercise of options and conversion of restricted stock units (which are exercisable within 60 days of April 30, 2010), respectively.

(5)
Includes 370,044 and 10,115 shares of the Company’s common stock issuable upon the exercise of options and conversion of restricted stock units (which are exercisable within 60 days of April 30, 2010), respectively.

(6)
Consists of 94,750 shares of American CareSource Holdings’ common stock beneficially owned by Mr. Berger, of which 64,988 shares are owned by Mr. Berger directly and 29,762 shares are owned by Tucson Traditions LLC (an entity in which Mr. Berger has a 33-1/3% ownership interest), and 300,000 and 667 shares of the Company’s common stock issuable upon the exercise of options and conversion of restricted stock units (which are exercisable within 60 days of April 30, 2010), respectively.

(7)
Includes 31,233 and 667 shares of the Company’s common stock issuable upon the exercise of options and conversion of restricted stock units (which are exercisable within 60 days of April 30, 2010), respectively.

(8)
Includes 71,233 and 667 shares of the Company’s common stock issuable upon the exercise of options and conversion of restricted stock units (which are exercisable within 60 days of April 30, 2010), respectively.

(9)
Includes 65,000 and 667 shares of the Company’s common stock issuable upon the exercise of options and conversion of restricted stock units (which are exercisable within 60 days of April 30, 2010), respectively.

(10)
Includes 25,000 and 750 shares of the Company’s common stock issuable upon the exercise of options and conversion of restricted stock units (which are exercisable within 60 days of April 30, 2010), respectively.

(11)
Includes 8,333 and 667 shares of the Company’s common stock issuable upon the exercise of options and conversion of restricted stock units (which are exercisable within 60 days of April 30, 2010), respectively.

(12)
Includes 464,486 shares of the Company’s common stock issuable upon the exercise of warrants, 1,003,277 shares of the Company’s common stock issuable upon the exercise of options and 22,882 shares of the Company’s common stock issuable upon the conversion of restricted stock units.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

Appointment of Auditors for Fiscal Year 2010

The Audit Committee has appointed McGladrey & Pullen, LLP as our independent auditors for fiscal year 2010.  We are not required to have the stockholders ratify the selection of McGladrey & Pullen, LLP as our independent auditors.  We are doing so because we believe it is a matter of good corporate practice.  If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain McGladrey & Pullen, LLP, but may retain such independent auditors.  Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of American CareSource Holdings and its stockholders.  Representatives of McGladrey & Pullen, LLP are not expected to be present at the Annual Meeting, will not have an opportunity to make a statement and will not be available to respond to questions.

McGladrey & Pullen, LLP was first engaged as our independent registered public accounting firm on January 1, 2004 and has audited our financial statements for fiscal years 2004 through 2009.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of McGladrey & Pullen, LLP as our independent auditors for fiscal year 2010.

Principal Accountant Fees and Services

Relationship with Independent Auditors

Audit services performed by McGladrey & Pullen, LLP for the fiscal years 2009 and 2008, respectively, consisted of the examination of American CareSource Holdings’ financial statements, services related to filings with the SEC, audits, quarterly reviews and tax services.

Audit Fees

For fiscal year 2009, the Company incurred $154,500 in aggregate audit fees from McGladrey & Pullen, LLP for professional services rendered in connection with: (i) the audit of American CareSource Holdings’ annual financial statements for the year ended December 31, 2009; (ii) the review of American CareSource Holdings’ quarterly financial statements for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009; and (iii) the review of reports filed with the SEC by American CareSource Holdings during the period reported.  For fiscal year 2008, the Company incurred $126,500 in aggregate audit fees from McGladrey & Pullen, LLP for professional services rendered in connection with: (i) the audit of American CareSource Holdings’ annual financial statements for the year ended December 31, 2008; (ii) the review of American CareSource Holdings’ quarterly financial statements for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008; and (iii) the review of reports filed with the SEC by American CareSource Holdings during the period reported.

Audit-Related Fees

For fiscal year 2009, the Company incurred $50,500 in aggregate audit-related fees from McGladrey & Pullen, LLP.  For fiscal year 2008, the Company incurred $20,000 in aggregate audit-related fees from McGladrey & Pullen, LLP.   Audit-related fees consist of accounting consultations concerning financial accounting and reporting matters, and amounts related to private placements and filing of registration statements and amendments to registration statements with the SEC.

Tax Fees

For fiscal 2009, the Company incurred $12,600 in aggregate fees from RSM McGladrey, Inc., an entity associated with McGladrey & Pullen, LLP, for professional services rendered related to the taxes of American CareSource Holdings for the year ended December 31, 2009, as compared to $16,000 for the year ended December 31, 2008.  Tax fees consist of tax compliance, tax consultations and tax return preparation.

All Other Fees

There were no other fees billed by McGladrey & Pullen, LLP or RSM McGladrey, Inc. for the fiscal years ended December 31, 2009 and 2008, respectively.

The Audit Committee considers at least annually whether the provision of non-audit services by McGladrey & Pullen, LLP is compatible with maintaining auditor independence.

Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee is required to pre-approve all audit and permissible non-audit services provided by the independent auditors.  These services may include audit services, audit-related services, tax services and other services.  The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors.  Under the policy, pre-approval is generally provided for up to one year and any pre-approval must be detailed as to the particular service or category of services and is subject to a specific budget.  In addition, the Audit Committee may pre-approve particular services on a case-by-case basis.  For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval.  All audit and permissible non-audit services provided by McGladrey & Pullen, LLP and RSM McGladrey, Inc. to American CareSource Holdings for the fiscal years ended 2009 and 2008 were approved by the Audit Committee.

ANNUAL REPORT TO STOCKHOLDERS

In addition to the proxy statement and proxy card, a copy of the 2009 Annual Report of the Company, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and which is not a part of the proxy soliciting material, is enclosed.  The Annual Report on Form 10-K, which includes our audited financial statements, is being furnished to you without the exhibits thereto.  Upon your request, we will provide you with a copy of the exhibits.  You may under some circumstances be responsible for our reasonable expenses in furnishing such exhibits.

You can write to our Secretary at 5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas 75240, or telephone us at (972) 308-6830 for additional copies of the Company’s Annual Report on Form 10-K, excluding the exhibits thereto, without charge.  You can also access our Form 10-K and other periodic filings we make with the SEC from the SEC’s EDGAR database at www.sec.gov.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Only one copy of our Annual Report and proxy materials is being mailed to stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders.  The Company will deliver promptly upon written or oral request a separate copy of the Annual Report and proxy materials to a stockholder at a shared address to which a single copy was delivered.  Stockholders wishing to receive additional copies of either the Annual Report or the proxy materials for the 2009 Annual Meeting of Stockholders without charge or who share an address with another stockholder and are receiving multiple copies and would like to receive a single copy should call Investor Relations at (972) 308-6830 or write to Investor Relations at the Company at the Company’s executive offices.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Stockholders who wish to present proposals to be included in our proxy materials for the 2011 Annual Meeting of Stockholders must submit such proposals in proper form to our Secretary at American CareSource Holdings, Inc., 5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas 75240 by January 1, 2011.  If a stockholder’s proposal is not submitted for inclusion in the 2010 proxy materials, but instead the stockholder seeks to present the proposal directly at the 2011 Annual Meeting of Stockholders, SEC rules permit us to exercise discretionary voting authority to the extent conferred by proxy if we: (1) receive notice of the proposal before February 25, 2011 and advise stockholders in the 2011 proxy statement of the nature of the proposal and how we intend to vote on such matter or (2) do not receive notice of the proposal before February 25, 2011.

OTHER MATTERS

The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Company’s 2010 Annual Meeting of Stockholders.  However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy card will vote and act with respect thereto, in what according to their judgment, is in the interests of American CareSource Holdings and its stockholders.

Ú FOLD AND DETACH HERE AND READ THE REVERSE SIDEÚ

REVOCABLE PROXY

American CareSource Holdings, Inc.
5429 LBJ Freeway, Suite 850, Dallas, TX 75240

ANNUAL MEETING OF STOCKHOLDERS
Wednesday, June 9, 2010, 9:00 a.m., Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints David S. Boone and Matthew D. Thompson, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of common stock of American CareSource Holdings, Inc. (the “Company”) standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company located at 5429 LBJ Freeway, Suite 850, Dallas, Texas on Wednesday, June 9, 2010, at 9:00 a.m., Central Time and at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this form, and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment or postponement thereof. Receipt of notice of such meeting and the Proxy Statement therefore dated April 30, 2010 is hereby acknowledged.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS OUR INDEPENDENT AUDITORS FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2009.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS REVOCABLE PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

To change the address on your account, please check the box at the right and indicate your new address in the address space provided left. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

(Continued and to be signed on reverse side)

LEFT BLANK INTENTIONALLY

Ú FOLD AND DETACH HERE AND READ THE REVERSE SIDEÚ

	PROXY: THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS 1 and 2. PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.							Please mark your votes like this	☒

1.	To elect the following persons to the Board of Directors of the Company for the term described in the proxy statement: Nominees: (1) Sami S. Abbasi (2) Edward B. Berger (3) David S. Boone (4) John W. Colloton (5) Kenneth S. George (6) John N. Hatsopoulos (7) John Pappajohn, and (8) Derace L. Schaffer, MD				2.	To ratify the selection by the Company of McGladrey & Pullen, LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2010.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	FOR ALL NOMINEES ABOVE ☐	WITHHOLD AUTHORITY ALL ☐	FOR ALL EXCEPT* ☐	* To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the nominee on the line below.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature of Stockholder				Signature of Stockholder		Date
Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.